CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of
Panorama Series Fund, Inc.:

We consent to the use of our report on the financial statements and financial highlights of Total Return Portfolio, a series of Panorama Series Fund, Inc., dated February 16, 2012, included herein the Statement of Additional Information to Combined Prospectus and Proxy Statement, which is part of this Registration Statement on Form N-14 of Oppenheimer Variable Account Funds.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
February 16, 2012